Computation of Income Per Share                                             F-13
SAFECO CORPORATION AND SUBSIDIARIES                                   Exhibit 11
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
Year Ended December 31                                     1998          1997          1996
----------------------                                    -------       -------       -------
(In Millions Except Per Share Amounts)
BASIC NET INCOME PER SHARE OF COMMON STOCK

      1. Net Income                                       $ 351.9       $ 430.0       $ 439.0
                                                          -------       -------       -------

      2. Average Number of Common
                Shares Outstanding                          139.4         129.2         126.1
                                                          -------       -------       -------

      3. Basic Net Income Per Share
                of Common Stock (L.1 /L.2)                $  2.52       $  3.33       $  3.48
                                                          =======       =======       =======


DILUTED NET INCOME PER SHARE OF COMMON STOCK

      1. Net Income                                       $ 351.9       $ 430.0       $ 439.0
                                                          -------       -------       -------

      2. Average Number of Common
                Shares Outstanding                          139.4         129.2         126.1

      3. Additional Common Shares Assumed
                Issued Under Treasury Stock Method
                (All due to employee stock options)           0.5           0.6           0.4
                                                          -------       -------       -------

      4. Diluted Average Number of Common
                Shares Outstanding                          139.9         129.8         126.5
                                                          -------       -------       -------

      5. Diluted Net Income Per Share
                  of Common Stock (L.1 /L.4)              $  2.51       $  3.31       $  3.47
                                                          =======       =======       =======
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